UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 5, 2005

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 8.01  Other Events

On July 5, 2005, Franklin Covey Co. (the Company) used $30.0 million of the proceeds from the recent sale of its corporate headquarters facility to redeem 1,200,000 shares of its Series A Preferred Stock held by Knowledge Capital, an entity which holds the majority of the Company’s preferred stock. The redemption was made under the provisions of the recently approved recapitalization plan and was at 100 percent of the liquidation preference for the shares of preferred stock. This redemption will reduce the Company’s preferred stock dividend obligation by $3.0 million per year. Following the redemption, the Company will have 2,293,783 shares of preferred stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN COVEY CO.

Date:	July 11, 2005	By:	/s/ STEPHEN D. YOUNG
Stephen D. Young
Chief Financial Officer